Exhibit 23.6

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of Noble Finance Company of our report dated March 9, 2022 relating to the financial statements of The Drilling Company of 1972 A/S, which appears in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers Statsautoriseret Revisionspartnerselskab

Copenhagen, Denmark

April 13, 2022